UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

The New York Times Company (the “Company”) is party to a five-year, $125 million asset-backed revolving credit facility pursuant to the terms of a Credit Agreement, dated as of June 9, 2011 (the “Credit Agreement”), by and among the Company and certain subsidiaries of the Company as Borrowers, certain financial institutions as lenders, SunTrust Bank, as the administrative agent and issuing bank (the “Administrative Agent”), and the other agents party thereto. The Credit Agreement provides that the Company may terminate the revolving credit facility at any time, without penalty, upon 10 business days’ notice to the Administrative Agent. On November 9, 2012, the Company provided such notice of termination, effective November 26, 2012. No loans are outstanding under the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: November 9, 2012	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President and General Counsel